Loan by Contract
Loan Repayment Schedule

105-0004        0001614#
5-11-3 Shinbashi Minato-ku Tokyo
(Type of Loan)
Sumitomo Mitsui Banking
Gotanda Branch

Mediasite K.K.
653-236-135-0206 1460

Interest comes first

Bank Use Code

Telephone　03-6452-9043
(Introduced by Ootemachi Area)

Branch No.	Account No.	Loan No.	Settlement Account (1: Current 2: Ordinary)		Rate	Date of Loan	Amount of Loan	Interest by the 1st repayment
653	206135	90259	2	7937455	1.475%	01/30/2020	¥50,000,000	yen

Number	Date of Repayment			Repayment Amount	Interest portion	Principal portion	Loan Balance
	Year	Month	day	(Total)
1	2	1	31	4,224,416	57,416	4,167,000	45,833,000
2	2	3	2	4,215,829	48,829	4,167,000	41,666,000
3	2	3	31	4,212,461	45,461	4,167,000	37,499,000
4	2	4	30	4,210,103	43,103	4,167,000	33,332,000
5	2	6	1	4,201,178	34,178	4,167,000	29,165,000
6	2	6	30	4,198,315	31,315	4,167,000	24,998,000
7	2	7	31	4,193,095	26,095	4,167,000	20,831,000
8	2	8	31	4,187,202	20,202	4,167,000	16,664,000
9	2	9	30	4,183,665	16,665	4,167,000	12,497,000
10	2	11	2	4,176,425	9,425	4,167,000	8,330,000
11	2	11	30	4,172,046	5,046	4,167,000	4,163,000
12	2	12	30	4,163,000	—	4,163,000	—

We always apprecaite your special patronage and support to our bank. We hereby send this repayment schedule of your loan.

We will automatically withdraw each repayment amount of interest and pricnipal from your designated bank account according to this schedule.

If the floating rate applies to your loan, pursuant to the loan contract, we will change the applicable interest rate in the same way and every time basic rate fluctuates. So please bear in mind and in advance that total amount of each repayment may change from this schedule. In such case, we will send revised repayment schedule to you.

As we omit issuing account transfer confirmation slip each time, please keep this schedule in safe custody.
(If you have any inquiries, please feel free to contact our represetative in our bank any time ).